Second quarter 2019 earnings call August 8, 2019 Exhibit 99.2

Forward-Looking Statements This presentation contains certain “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or present facts, are forward-looking statements, including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “aim,” “assume,” “anticipate,” “contemplate,” “model,” “intend,” “target,” “project,” “should,” “plan,” “expect,” “predict,” “could,” “possible,” “seek,” “goal”, “potential,” “hypothesize,” “likely” or the negative of these terms or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. These statements are based on our intentions, beliefs, projections, outlook, analyses, or current expectations using currently available information, are not guarantees of future performance, and involve certain risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecast in these statements. Any differences could be caused by a number of factors including but not limited to: the success, cost, and timing of our product development activities and clinical trials; our ability to advance our Nrf2 activators and other technologies; our ability to obtain and maintain regulatory approval of our product candidates, and limitations and warnings in the label of an approved product candidate; our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates; our plans to research, develop, and commercialize our product candidates; the commercialization of our product candidates, if approved; the rate and degree of market acceptance of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to identify target patient populations and serve those markets, especially for diseases with small patient populations; the success of competing therapies that are or may become available; our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates; the ability to license additional intellectual property relating to our product candidates and to comply with our existing license agreements; our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; our ability to attract collaborators with development, regulatory, and commercialization expertise; our ability to attract and retain key scientific or management personnel; our ability to grow our organization and increase the size of our facilities to meet our anticipated growth; the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing; and regulatory developments in the United States and foreign countries. Additional factors that could cause actual results to differ materially from our expectations can be found in our Securities and Exchange Commission filings. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the effects of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. All forward-looking statements included in this presentation are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Bardoxolone methyl and omaveloxolone are investigational drugs, and their safety and efficacy have not been established by any agency.

Strong financial position Cash of $280M, lasting through 3 pivotal readouts Franchise building Expansion into other rare forms of CKD2 and neurological diseases Addressing unmet needs Deadly rare diseases No approved therapy Little to no competition Two pivotal trials fully enrolled and reading out this year Alport syndrome Friedreich’s ataxia Pathway to potential approval Strong Phase 2 outcomes Conservative pivotal clinical trial designs Clear formal FDA1 guidance on the path to approval Reata at a Glance 1FDA: U.S. Food and Drug Administration; 2CKD: Chronic Kidney Disease.

Bard Development for Rare Forms of CKD

Significant opportunity for Bard[1] in rare forms of CKD
- Few or no effective therapies currently approved
- Aggregate prevalence exceeds 700,000 patients

CARDINAL Phase 3 study in Alport syndrome
- Fully enrolled at 157 patients
- Potential to be first therapy approved for AS

FALCON Phase 3 study in ADPKD[2]
- PHOENIX Phase 2 demonstrated significant eGFR improvement at 12 weeks
- FALCON design and endpoints similar to CARDINAL Phase 3 study
- Study is enrolling patients

Positive data from PHOENIX in ADPKD, IgAN[3], FSGS[4], and T1D CKD[5]

US Rare CKD Patients



~30,000-60,000
Alport Syndrome
~40,000
FSGS
~120,000
IgAN
~160,000
T1D CKD
~400,000
ADPKD

[1]Bard: bardoxolone methyl; [2]ADPKD: autosomal dominant polycystic kidney disease; [3]IgAN: IgA nephropathy; [4]FSGS: focal segmental glomerulosclerosis; [5]T1D CKD: type 1 diabetic CKD.

REATA
4

CARDINAL: Data in Alport Syndrome Expected this Year Pivotal Phase 3 enrolled 157 patients Randomized, double-blind, placebo-controlled international study Two-year total treatment duration Enrolled patients across approximately 50 sites in the U.S., Europe, Australia, and Japan Broad eligibility criteria eGFR1 30-90 mL/min 2 Age 12-70 years old Key endpoints at one and two years are eGFR-based Retained eGFR benefit at Week 52 after withdrawal of drug for 4 weeks may support accelerated approval Retained eGFR benefit at Week 104 after withdrawal of drug for 4 weeks may support full approval One-year data will be reported this year Trial is ongoing and will be completed in 2H20 1eGFR: estimated glomerular filtration rate; 2Units of mL/min/1.73m2 are represented as mL/min.

CARDINAL Phase 3 Analysis Plans Adjusted the statistical analysis plan based on recent FDA review of tolvaptan Phase 3 study, REPRISE REPRISE used ANCOVA1 analysis method to support approval in ADPKD ANCOVA allows inclusion of patients who discontinued early, minimizing missing data Accordingly, CARDINAL Phase 3 will use ANCOVA, not MMRM2, to calculate retained benefit Using ANCOVA, the placebo-corrected detectable difference in retained eGFR benefit is approximately 2.5 mL/min CARDINAL is conservatively powered based on observed Phase 2 results 1ANCOVA: Analysis of covariance; 2MMRM: Mixed effect Model Repeat Measurement

Pivotal Phase 3 is enrolling approximately 300 patients Randomized, double-blind, placebo-controlled international study Two-year total treatment duration Broad eligibility criteria eGFR 30-90 mL/min Age 18-70 years old Retained eGFR after drug withdrawal can support approval Potential accelerated approval on retained eGFR after one year of treatment and drug withdrawal Potential full approval on retained eGFR after two years of treatment and drug withdrawal Enrollment began during May 2019 Phase 3 Trial of Bard for the Treatment of ADPKD: FALCON

NDA1 preparations are underway Large safety database with over 2,000 people having been exposed to Bard Reata has conducted all pivotal preclinical toxicology studies and clinical pharmacology studies required for NDA submission for Alport syndrome Commercial preparations are underway Supply chain readiness on track for planned NDA and product launch Marketing, operations, and sales commercial leadership team is onboard Disease awareness campaigns have launched to educate physicians about Alport syndrome 1NDA: new drug application Bard CKD Program: Summary and Next Steps

MOXIe: Data in Friedreich's Ataxia Expected this Year

Pivotal portion enrolled 103 patients

- Randomized, double-blind, placebo-controlled international study of Omav[1] in FA[2]
- 48-week total treatment duration
- Enrolled patients across 11 sites in the U.S., Europe, and Australia

Broad eligibility criteria

- mFARS[3] 20-80
- Age 16-40 years old
- Patients with *pes cavus* foot deformity limited to 20 total patients

mFARS endpoint may support approval

- Potential full approval on mFARS after 48 weeks of treatment
- Key secondary endpoint is Patient Global Impression of Change
- Battery of other secondary endpoints is being assessed

In 2H19, trial will be completed and data will be reported

REATA

[1]Omav: omaveloxolone; [2]FA: Friedreich's ataxia; [3]mFARS: modified Friedreich's Ataxia Rating Scale

MOXIe a study in Friedreich's ataxia | 9

Pes cavus foot deformity likely interferes with the ability to perform assessments that require standing, walking or pedaling FDA recently published draft guidance “Enhancing Diversity of Clinical Trial Populations1” Encourages sponsors to study broader participant groups as part of secondary analyses Allows sponsor to implement a “predictive enrichment strategy” or narrowing population for primary analysis to enrich treatment effect Consistent with the guidance, we narrowed the primary analysis population for Part 2 efficacy to the patients enrolled without pes cavus The minimum detectable placebo-corrected difference in mFARS is approximately 1.3 points assuming similar variability to that observed in part 1 of MOXIe Safety and efficacy will be assessed descriptively for the broader participant group that includes all patients enrolled FDA has reviewed the revised analysis plan MOXIe Part 2 Analysis Plans 1https://www.fda.gov/regulatory-information/search-fda-guidance-documents/enhancing-diversity-clinical-trial-populations-eligibility-criteria-enrollment-practices-and-trial

Omav FA Program: Summary and Next Steps NDA preparations are underway FDA has provided written guidance that mFARS is an acceptable endpoint for approval for Omav in FA No major safety signals detected in completed trials Few remaining clinical pharmacology studies required for NDA submission are underway Few remaining nonclinical toxicology studies required for NDA submission are nearing completion Commercial preparations are underway Supply chain readiness on track for planned NDA and product launch Marketing, operations, and sales commercial leadership team is onboard Disease awareness campaigns have launched to educate about Friedreich’s ataxia

Phase 3 Trial of Bard for Treatment of CTD-PAH: CATALYST Phase 3 enrolling 200 patients Randomized, double-blind, placebo-controlled international study of Bard in CTD-PAH1 24-week treatment duration Enrolling patients across approximately 100 sites in North America, Europe, Australia, South America, and Asia Broad eligibility criteria 6MWD2 ≥ 150 meters Age 18-75 years old WHO3 Functional Class II and III on up to two background therapies 6MWD endpoint supports approval Potential full approval on 6MWD after 24 weeks of treatment Conservatively powered Data expected 1H20 1CTD-PAH: connective tissue disease-associated pulmonary arterial hypertension; 26MWD: Six-minute walk distance; 3WHO: World Health Organization

Condensed Statements of Operations Three Months Ended June 30 Six Months Ended June 30 (unaudited; in thousands, except share and per share data) 2019 2018 2019 2018 Total Revenue $7,833 $7,571 $15,603 $39,962 Expenses Research and development $29,554 $23,429 $55,668 $44,835 General and administrative $11,706 $10,689 $21,744 $17,317 Depreciation $232 $105 $401 $206 Total Expenses $41,492 $34,223 $77,813 $62,358 Net loss $(34,380) $(28,211) $(63,534) $ (24,129) Weighted-average number of common shares used in net loss per share (basic) 30,069,048 26,178,793 29,950,241 26,167,033 Net loss per share (basic) $(1.14) $(1.08) $(2.12) $(0.92) We expect our current cash to fund our operations through data readouts for CARDINAL, MOXIe, and CATALYST June 30, 2019 (unaudited) December 31, 2018 (in thousands) Cash and Cash Equivalents $280,449 $337,790 Financial Highlights

Bard in Alport syndrome Pivotal Phase 3 fully enrolled with data available in 2H19 Bard in ADPKD Pivotal Phase 3 trial in ADPKD initiated in May 2019 Omav in Friedreich’s ataxia Pivotal Phase 2, part 2 fully enrolled with data available in 2H19 Bard in CTD-PAH Phase 3 CATALYST pivotal data available in 1H20 Partner Program: Bard in diabetic CKD Phase 3 AYAME trial fully enrolled, data available in 1H22 Sponsored by Kyowa Kirin Co., Reata’s licensee in Asia Recent Highlights and Key Upcoming Milestones

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